Valley Forge Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for each fund.*

The individuals listed in the table below were elected as trustees for each fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the funds prior to the shareholder meeting.

Trustee                            For       Withheld            Percentage For

John J. Brennan            308,180,660      5,027,321                     98.4%
Charles D. Ellis           306,195,307      7,012,674                     97.8%
Emerson U. Fullwood        307,392,203      5,815,778                     98.1%
Rajiv L. Gupta             307,581,442      5,626,538                     98.2%
Amy Gutmann                307,914,109      5,293,871                     98.3%
JoAnn Heffernan Heisen     307,790,662      5,417,318                     98.3%
F. William McNabb III      307,810,950      5,397,030                     98.3%
Andre F. Perold            307,354,765      5,853,216                     98.1%
Alfred M. Rankin, Jr.      307,882,509      5,325,471                     98.3%
Peter F. Volanakis         307,713,861      5,494,119                     98.2%


* Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.


        For         Abstain       Against       Broker            Percentage For
                                                Non-Votes
Managed Payout Growth Focus Fund

2a   2,076,008      66,442         50,527          5,130                 94.4%
2b   2,104,394      66,442         22,141          5,130                 95.7%
2c   2,050,271      69,368         73,337          5,130                 93.3%
2d   2,070,318      69,368         53,291          5,130                 94.2%
2e   2,104,394      82,441          6,142          5,130                 95.7%
2f   2,075,542      66,442         50,993          5,130                 94.4%
2g   2,114,406      61,249         17,322          5,130                 96.2%

Managed Payout Growth and Distribution Fund

2a   6,400,602      34,776        240,572        208,711                 93.0%
2b   6,417,324      47,515        211,110        208,711                 93.2%
2c   6,308,639      73,952        293,358        208,711                 91.6%
2d   6,357,377      54,463        264,109        208,711                 92.3%
2e   6,375,368      33,136        267,446        208,711                 92.6%
2f   6,295,382      64,137        316,431        208,711                 91.4%
2g   6,467,567      18,046        190,337        208,711                 93.9%

Managed Payout Distribution Focus Fund

2a   5,399,076     127,854         82,799         30,828                 95.7%
2b   5,334,400     115,361        159,969         30,828                 94.6%
2c   5,392,765     107,013        109,951         30,828                 95.6%
2d   5,318,777     136,947        154,005         30,828                 94.3%
2e   5,215,391     158,179        236,159         30,828                 92.5%
2f   5,306,807     153,311        149,611         30,828                 94.1%
2g   5,369,338     190,224         50,168         30,828                 95.2%

Balanced Index Fund

2a 277,144,569   3,625,252      6,601,220     11,113,614                 92.9%
2b 276,614,903   4,064,621      6,691,516     11,113,615                 92.7%
2c 271,617,800   4,030,282     11,722,960     11,113,614                 91.0%
2d 276,051,549   4,009,287      7,310,203     11,113,616                 92.5%
2e 274,887,262   3,782,090      8,701,691     11,113,612                 92.1%
2f 276,091,835   3,757,119      7,522,085     11,113,616                 92.5%
2g 278,453,438   3,716,915      5,200,685     11,113,617                 93.3%